Exhibit 10.3

WW INTERNATIONAL, INC.

TERM SHEET FOR

EMPLOYEE PERFORMANCE STOCK UNIT AWARDS

FOR GOOD AND VALUABLE CONSIDERATION, WW International, Inc., a Virginia corporation (the “Company”), hereby grants to the employee identified below (the “Employee”) the target number of Performance Stock Units (“PSUs”) specified below (the “PSU Award”). The PSU Award is ultimately payable, if at all, based on the achievement of certain conditions set forth below, in shares of Common Stock of the Company. The PSU Award is granted upon the terms, and subject to the conditions, set forth in this Term Sheet, the Company’s stock incentive plan specified below (as amended and restated, the “Plan”), and the Terms and Conditions for Employee Performance Stock Unit Awards promulgated under such Plan and as attached hereto (the “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time (capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Terms and Conditions or the Plan).

Key Terms and Conditions
Name of Employee:	Sima Sistani
Grant Date:	May 15, 2023
Plan:	Third Amended and Restated WW International, Inc. 2014 Stock Incentive Plan
Target Number of Performance Stock Units:	[NUMBER OF PSUs]
Scheduled Vesting Date:	May 15, 2026
Performance Period:	January 1, 2023 – December 31, 2025

Vesting Schedule

1.
Time-Vesting Service Condition. The PSU Award shall only vest upon (a) satisfaction of the Time-Vesting Service Condition or (b) the occurrence of an event detailed in Paragraph 3 below which deems the Time-Vesting Service Condition satisfied.
2.
Performance Criteria.
(a)
Performance Conditions. Subject to the Employee meeting the Time-Vesting Service Condition, and the Company achieving the Performance Vesting Condition, the applicable number of PSUs (determined based on the applicable Achievement Percentage), if any, shall vest. All determinations with respect to the Company’s Relative TSR Percentile shall be made by the Committee and the Performance Vesting Condition shall not be achieved and the PSUs shall not be eligible to vest until the Committee certifies that such Performance Vesting Condition has been met.

(b)
Relative TSR Percentile Achievement. The total number of PSUs (rounded down to the nearest whole PSU) that shall be subject to vesting shall be equal to (x) the target number of PSUs granted hereunder multiplied by (y) the applicable Achievement Percentage, determined as follows:

Level of Achievement	Relative TSR Percentile	Achievement Percentage
Below Threshold	Less than 25th Percentile	0%
Threshold	25th – 49.99th Percentile	50-99.99%
Target	50th Percentile	100%
Above Target	50.01th – 75th Percentile	100.1-199.99%
Maximum	75.01th or greater Percentile	200%

3.
Termination of Employment. Except as set forth herein, upon a termination of employment, the Employee shall be treated in accordance with the Terms and Conditions. Notwithstanding anything to the contrary in the Terms and Conditions, in the event of (i) the Employee’s death or Disability prior to the Scheduled Vesting Date, the Time-Vesting Service Condition shall be deemed immediately satisfied and the Performance Vesting Condition shall be deemed satisfied at target level performance; provided, however, that if the applicable qualifying termination of employment occurs following the end of the Performance Period, then the Performance Vesting Condition shall be deemed satisfied based on the actual Achievement Percentage for the Performance Period or (ii) the Employee’s termination of employment described in Section 3(a) of the Continuity Agreement, the Time-Vesting Service Condition shall be deemed immediately satisfied and the Performance Vesting Condition shall be deemed satisfied in accordance with Section 4(b)(iv) of the Continuity Agreement.
4.
Definitions. For the purposes of this Term Sheet:
(a)
“Achievement Percentage” means the percentage multiplier specified above with respect to the “Below Threshold,” “Threshold,” “Target,” “Above Target” and “Maximum” levels for the Relative TSR Percentile performance, or a percentage determined using linear interpolation if the actual Relative TSR Percentile falls between any two levels set forth above. Notwithstanding the foregoing, in the event that actual Relative TSR Percentile performance does not meet the “Threshold” level, the “Achievement Percentage” shall be zero.
(b)
“Beginning Stock Price” means, with respect to any company, the average closing price per share of common stock for the twenty (20) trading days immediately prior to the first trading day of the Performance Period.
(c)
“Ending Stock Price” means, with respect to any company, the average closing price per share of common stock for the twenty (20) trading days immediately prior to the last day of the Performance Period.
(d)
“Index Group” means the Russell 2000 Index, as reported by FTSE Russell.

(e)
“Performance Vesting Condition” means the achievement of a Relative TSR Percentile of at least the 25th percentile.
(f)
“Relative TSR Percentile” means the Company’s Total Shareholder Return during the Performance Period, ranked as a percentile as compared to the Total Shareholder Return of the other companies within the Index Group.
(g)
“Time-Vesting Service Condition” means the Employee’s continued employment with the Company or its Affiliates through the Scheduled Vesting Date identified above.
(h)
“Total Shareholder Return” means, with respect to any company, an amount (expressed as a percentage return) equal to:

(i) the sum of (x) the Ending Stock Price minus the Beginning Stock Price, plus (y) the amount of any dividends and distributions paid on a per share basis (calculated as if such dividends had been reinvested in the applicable company’s common stock on the applicable dividend date) cumulatively over the performance period, divided by

(ii) the Beginning Stock Price.

* * *

Any company in the Index Group that ceases to be publicly held during the Performance Period (i) due to bankruptcy, liquidation or reorganization, shall remain in the Index Group for purposes of calculation of the Relative TSR Percentile (with such company deemed to have a Total Shareholder Return of -100% and ranked at the bottom of the Index Group) or (ii) due to a merger, sale, acquisition, business combination or other similar event, shall be excluded from the Index Group for purposes of calculation of the Relative TSR Percentile.

By accepting this Term Sheet, the Employee (i) acknowledges that he or she has received and read, and agrees that the Performance Stock Units granted herein are awarded pursuant to the Plan and are subject to and qualified in their entirety by this Term Sheet, the Plan, and the Terms and Conditions, and shall be subject to the terms and conditions of this Term Sheet, the Plan and the Terms and Conditions, and (ii) agrees to not disclose the performance criteria set forth in Paragraph 2 hereof and the related defined terms, including without limitation the Relative TSR Percentile Target Amount, and maintain the strict confidentiality of such information. Additionally, the Employee acknowledges and agrees that any right to acceleration or other benefit with respect to the PSU Award under any other written agreement by and between the Employee and the Company or any of its Affiliates, as may be amended from time to time (collectively, “Other Agreements”), is hereby governed by Paragraph 3 above, as may be amended in accordance with the terms of this Term Sheet, with respect to the number of shares of Common Stock to be vested pursuant to such right notwithstanding any term or condition set forth in the Other Agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the Employee does not sign and return (or electronically accept, as applicable) this Term Sheet by [__________], 2023, this PSU Award shall be forfeited and shall be of no further force and effect.

WW INTERNATIONAL, INC.

By:
Name:	Tiffany Stevenson	Employee Signature[1]
Title:	Chief People Officer	«First_Name» «Last_Name»
«Address1»
«Address2»
«Address3»
«City», «State» «Zip»
«Country»

1 To the extent that the Company has established, either itself or throuhg a third-party plan administrator, the ability to accept this award electronicaly, such acceptance shall constitute the Employee's signature hereof.

WW INTERNATIONAL, INC.

TERMS AND CONDITIONS FOR

EMPLOYEE PERFORMANCE STOCK UNIT AWARDS

WW International, Inc., a Virginia corporation (the "Company"), grants to the Employee who is identified on the Term Sheet for Employee Performance Stock Unit Awards provided to the Employee herewith (the “Term Sheet”) the Performance Stock Units specified in the Term Sheet, upon the terms and subject to the conditions set forth in (i) the Term Sheet, (ii) the Company stock incentive plan specified in the Term Sheet (the “Plan”) and (iii) these Terms and Conditions for Employee Performance Stock Unit Awards promulgated under such Plan (these “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time.

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Term Sheet or the Plan.

Section 1.1 – Cause

“Cause” shall be as defined in the Employment Agreement.

Section 1.2 – Change in Control

Notwithstanding the definition in the Plan, “Change in Control” shall be deemed to have the same meaning as in the Continuity Agreement.

Section 1.3 – Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 – Committee

“Committee” shall mean the Compensation and Benefits Committee of the Board of Directors of the Company.

Section 1.5 – Common Stock

“Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.6 – Company

“Company” shall mean WW International, Inc.

Section 1.7 – Continuity Agreement

“Continuity Agreement” shall mean that Continuity Agreement between the Company and Employee entered into as of February 23, 2022, as it may be amended from time to time.

Section 1.8 – Disability

“Disability” shall be as defined in the Employment Agreement.

Section 1.9 – Employment Agreement

“Employment Agreement” shall mean that Employment Agreement between the Company and Employee entered into as of February 23, 2022, as may be amended from time to time.

Section 1.10 – Good Reason

“Good Reason” shall be as defined in the Employment Agreement.

Section 1.11 – Grant Date

“Grant Date” shall mean the date specified on the Term Sheet on which the PSU Award was granted.

Section 1.12 – Performance Stock Units

A “Performance Stock Unit” represents the right to receive, upon satisfaction of the vesting conditions set forth herein, one share of Common Stock.

Section 1.13 – Plan

“Plan” shall mean the Company’s stock incentive plan specified on the Term Sheet.

Section 1.14 – PSU Vesting Date

“PSU Vesting Date” shall mean the date upon which both the Time-Vesting Service Condition and the Performance Vesting Condition applicable to the PSU Award have been satisfied.

Section 1.15 – Secretary

"Secretary" shall mean the Secretary of the Company.

ARTICLE II

GRANT OF PSU AWARD

Section 2.1 – Grant of Performance Stock Units

On and as of the Grant Date, the Company irrevocably grants to the Employee the target number of Performance Stock Units specified on the Term Sheet, upon the terms and conditions set forth in the Term Sheet and these Terms and Conditions. The Performance Stock Units shall vest in accordance with Article III hereof.

Section 2.2 – Employment Agent

This PSU Award is made as required by Section 4 of the Employment Agreement. Nothing in the Term Sheet, in these Terms and Conditions or in the Plan shall confer upon the Employee any right to continue in the employment of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without Cause (subject to the terms of the Employment Agreement). Employee hereby acknowledges and agrees that neither the Company nor its Affiliates nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or its Affiliates, subject to the terms of the Employment Agreement.

Section 2.3 – Adjustments

Subject to the provisions of the Plan, in the event that the outstanding shares of the Common Stock subject to a PSU Award are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such PSU Award shall be converted. Any such adjustment made by the Committee in its good faith discretion and in accordance with the provisions of the Plan shall be final and binding upon the Employee, the Company and all other interested persons. To the extent that any PSU Award is not continued, assumed or substituted for options, performance stock units or any other form of equity of a surviving entity in connection with one of the foregoing events, it shall become fully vested immediately prior to the event in accordance with Section 4(b)(iv) of the Continuity Agreement.

ARTICLE III

VESTING

Section 3.1 – Commencement of Vesting

Unless otherwise provided in the Term Sheet, these Terms and Conditions or the Plan, so long as the Employee continues to be employed by the Company or its Affiliates, the Performance Stock Units shall vest on the dates specified on, and to the extent provided by, the vesting schedule set forth on the Term Sheet (subject to Section 3.2 below).

Section 3.2 – Expiration of Performance Stock Units

Unless otherwise provided in the Term Sheet, the Employee shall cease any additional vesting in his or her Performance Stock Units upon any termination of his or her employment and the unvested portion of the Performance Stock Units shall be cancelled without payment therefor upon any termination of his or her employment.

ARTICLE IV

STOCKHOLDER RIGHTS

Section 4.1 – Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the vesting of the Performance Stock Units, or any portion thereof, shall be fully paid and nonassessable. The Company shall not be required to deliver any certificate or certificates for shares of stock upon the vesting of any Performance Stock Units, or any portion thereof, prior to fulfillment of all of the following conditions:

(a)
The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(b)
The lapse of such reasonable period of time following the vesting of the Performance Stock Units as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.2 – Rights as Stockholder

(a)
PSU Rights. Unless otherwise set forth herein, the Employee shall receive, as soon as practicable after the PSU Vesting Date (but in no event later than ten (10) business days following the PSU Vesting Date), one share of Common Stock for each vested Performance Stock Unit that the Employee holds hereunder. Certificates for the Common Stock shall be delivered to the Employee or to the Employee’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Employee). It shall be a condition of the obligation of the Company upon delivery of Common Stock to the Employee pursuant this Section 4.2 that the Employee pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Common Stock. Minimum required withholding shall be satisfied by the Company withholding Common Stock otherwise deliverable to the Employee hereunder. Until the PSU Vesting Date, a holder of a Performance Stock Unit shall not be, nor have any of the rights or privileges of, a stockholder of the Company.
(b)
Dividend Equivalents for PSU Award. With respect to each cash dividend or distribution (if any) paid with respect to Common Stock to holders of record on and after the Grant Date but before the PSU Vesting Date, the Company shall maintain a notional account (the “Account”) for the benefit of the Employee, in which the Company shall record the amount of each such cash dividend or distribution (if any) to which the Employee would have been entitled if the Employee had held the same number of shares of Common Stock equal to the target number of Performance Stock Units granted pursuant to the Term Sheet and these Terms and Conditions. As soon as practicable after the PSU Vesting Date (but in no event later than ten (10) business days following the PSU Vesting Date), the Employee shall, in the discretion of the Company (with respect to the form of payment), be paid an amount equal to the balance of the Account multiplied by the Achievement Percentage (as defined in the Term Sheet) (such product, if any, the “Vested Amount”) in (a) cash or (b) a number of shares of Common Stock equal to the quotient of (i) the Vested Amount, divided by (ii) the Fair Market Value, on the PSU Vesting Date, of one share of Common Stock. In the event the Vested Amount is paid in shares of Common Stock, if the calculation set forth in the preceding sentence results in fractional shares, the Company shall round such number of shares to the nearest whole number; provided, that if such number is rounded down, the Company shall pay to the Employee an amount in cash equal to the fractional shares based on the Fair Market Value thereof. In the event the Employee’s employment is terminated for any reason (other than a termination that results in the acceleration of vesting of PSUs) prior to the PSU Vesting Date, the Employee shall forfeit all amounts maintained in the Account without consideration therefor.
(c)
Delay of Receipt. Notwithstanding the foregoing, in the event that Employee would be required to make a filing under the Hart-Scott-Rodino Act in connection with receipt of Common Stock, the applicable time period(s) shall be appropriately extended to permit such filing and subsequent receipt of Common Stock (and associated Account) but not beyond March 15th in the year following the year in which the PSU Vesting Date occurs.
(d)
Limitation on Obligations. The Company’s obligation with respect to the Performance Stock Units granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation (except as set forth in Section 4.2(b) hereof). This PSU Award shall not be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Term Sheet, these Terms and Conditions or the Plan.

(e)
Tax Advice. The Employee is hereby advised to seek his or her own tax counsel regarding the taxation of an award of Performance Stock Units made hereunder.

ARTICLE V

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

Section 5.1 – Authorization

The Company represents and warrants to the Employee that (i) the Term Sheet and these Terms and Conditions has been duly authorized, executed and delivered by the Company, and (ii) upon the vesting of Performance Stock Units (or any portion thereof), the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

Section 5.2 – Registration

The Common Stock are registered on a Form S‑8 Registration Statement or any successor to Form S‑8 to the extent that such registration is then available with respect to such Common Stock, and the Company will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Employee to sell his or her shares of Stock without registration under the 1933 Act within the limitations of the exemptions provided by (A) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.

ARTICLE VI

MISCELLANEOUS

Section 6.1 – Administration

(a)
The Committee shall have the power to interpret the Plan, the Term Sheet and these Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Performance Stock Units. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, the Term Sheet and these Terms and Conditions. Notwithstanding anything else herein or the Plan, interpretation of the terms Cause, Good Reason and Disability shall be made in accordance with the procedures and dispute resolutions provisions of the Employment Agreement and that of Change in Control in accordance with the procedures and dispute resolutions provisions of the Continuity Agreement.
(b)
To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board of Directors of the

Company (or a committee thereof), amounts paid or payable under the Term Sheet and these Terms and Conditions shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of amounts paid or payable hereunder.

Section 6.2 – Shares to Be Reserved

The Company shall at all times during the term of the PSU Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Term Sheet and these Terms and Conditions.

Section 6.3 – Recapitalizations, etc.

The provisions of the Term Sheet and these Terms and Conditions shall apply, to the full extent set forth herein with respect to the PSU Award, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company or its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the PSU Award, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

Section 6.4 – State Securities Laws

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the issuance of the shares underlying the Performance Stock Units to the Employee.

Section 6.5 – Binding Effect

The provisions of the Term Sheet and these Terms and Conditions shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under the Term Sheet and these Terms and Conditions, such transferee shall be deemed the Employee hereunder; provided, however, that no transferee shall derive any rights under the Term Sheet and these Terms and Conditions unless and until such transferee has delivered to the Company a Joinder (in the form attached hereto as Exhibit A) and becomes bound by the terms of the Term Sheet and these Terms and Conditions.

Section 6.6 – Miscellaneous

In the Term Sheet and these Terms and Conditions, (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive. If any provision of the Term Sheet and these Terms and Conditions shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

Section 6.7 – Notices

Any notice to be given under the terms of the Term Sheet and these Terms and Conditions to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address given on the Term Sheet. By a notice given pursuant to this Section 6.7, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 6.7. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.8 – Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Term Sheet and these Terms and Conditions.

Section 6.9 – Applicability of Plan

The Common Stock issued to the Employee upon the vesting of the Performance Stock Units shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the vesting of the Performance Stock Units (or any portion thereof). In the event of any conflict between the Term Sheet and these Terms and Conditions, these Terms and Conditions shall control. In the event of any conflict between the Term Sheet, these Terms and Conditions and the Plan, the Term Sheet or Terms and Conditions shall control.

Section 6.10 – Restrictive Covenants

In consideration of the Company entering into the Term Sheet and these Terms and Conditions with the Employee, the Employee reaffirms the restrictive covenants set forth in Section 8 of the Employment Agreement.

Section 6.11 – Amendment

The Term Sheet and these Terms and Conditions may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Term Sheet or these Terms and Conditions, as applicable.

Section 6.12 – Governing Law

The Term Sheet and these Terms and Conditions shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6.13 – Jurisdiction

The parties to the Term Sheet and these Terms and Conditions agree that jurisdiction and venue in any action brought by any party hereto pursuant to the Term Sheet and these Terms and Conditions shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of Term Sheet and these Terms and Conditions, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 6.14 – Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 6.15 – Counterparts

The Term Sheet and these Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Section 6.16 – Code Section 409A

If any payment of money, delivery of shares of Common Stock or other benefits due to the Employee hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payment, delivery of shares of Common Stock or other benefits shall be deferred if deferral will make such payment, delivery of shares of Common Stock or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares of Common Stock or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Employee, that does not cause such an accelerated or additional tax.

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Term Sheet for Employee Performance Stock Unit Awards and that certain Terms and Conditions for Employee Performance Stock Unit Awards, effective as of _____________ (collectively, the “Agreement”), among WW INTERNATIONAL, INC. (the “Company”) and __________________________ (the “Employee”). By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations, applicable to the Employee (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Employee, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:

Address for Notices:	With copies to:

Signature:

Date: